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                                                                    Exhibit 23.5



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-62295 of Exide Corporation on Form S-3 of our report of Schuylkill Holdings, Inc. dated April 25, 1995 (which expresses an unqualified opinion and includes an explanatory paragraph regarding the ability of the Company to continue as a going concern) appearing in Amendment No. 1 to Registration Statement No. 33-61961 on Form S-4, which is part of this registration statement.



DELOITTE & TOUCHE LLP
Baton Rouge, Louisiana

September 29, 1995